                           OFFER TO PURCHASE FOR CASH
                                       BY

                         INLAND STEEL INDUSTRIES, INC.
                                       OF
                  UP TO 25,500,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 14, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated July 20, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") setting forth an offer by Inland Steel Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 25,500,000 shares of its common stock ($1.00 par value) (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 25, 1997, between the Company and Harris Trust and Savings Bank, as the Rights Agent) at a price not greater than $34.00 nor less than $30.00 per Share, net to the seller in cash, as specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to Shares include the associated Rights. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from Robert J. Darnall, Chairman, President and Chief Executive Officer of the Company.

     The Company will determine a single per Share price (not greater than $34.00 nor less than $30.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 25,500,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $34.00 nor less than $30.00 per Share) validly tendered and not withdrawn pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and conditional tenders. See Sections 1 and 6 of the Offer to Purchase.

     A tender of Shares pursuant to the Offer will include a tender of the associated Rights. No separate consideration will be paid for such Rights. For a description of the Rights, see Section 8 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Please instruct as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is directed to the following:

     1. You may tender Shares at either the price determined by you (in multiples of $0.125), not greater than $34.00 nor less than $30.00 per share, or the price determined by the "Dutch auction" tender process as indicated in the attached Instruction Form, net to you in cash. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch auction tender process. This could result in your receiving the minimum price of $30.00 per Share.

     2. The Offer is for up to 25,500,000 Shares. Although the Company has no present intention of doing so, the Company reserves the right, in its sole discretion but subject to certain applicable legal requirements, to purchase more than the 25,500,000 Shares pursuant to the Offer. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

     3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, August 14, 1998, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

     4. As described in the Offer to Purchase, if more than 25,500,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

          (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who owns beneficially an aggregate of less than 100 Shares (excluding Shares attributable to individual accounts under the Inland Steel Industries Thrift Plan, the Inland Steel Company Savings Plan and the Ryerson Tull Savings Plan) who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery;

          (ii) after purchase of all of the foregoing Shares, all Shares conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and all other Shares tendered properly and unconditionally at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date on a pro rata basis as described in Section 1 of the Offer to Purchase; and

          (iii) if necessary to permit the Company to purchase 25,500,000 Shares, Shares conditionally tendered, for which the condition was not initially satisfied, at or below the Purchase Price and not withdrawn prior to the Expiration Date, selected by random lot in accordance with Section 6 of the Offer to Purchase.

     5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     6. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. You may not tender the same Shares at more than one price.

     7. If you own beneficially an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Inland Steel Industries Thrift Plan, the Inland Steel Company Savings Plan and the Ryerson Tull Savings
Plan), and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

     8. You may instruct us to tender Shares on your behalf subject to the condition that a specified minimum number of your tendered Shares must be purchased if any such tendered Shares are purchased, as described in Section 6 of the Offer to Purchase. It is your responsibility to calculate

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

such minimum number and you are urged to consult a tax advisor. If you wish us to make a conditional tender on your behalf, you must complete the box captioned "Conditional Tenders" in the Instruction Form.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. HOWEVER, STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. SEE SECTION 10 OF THE OFFER TO PURCHASE FOR INFORMATION REGARDING THE INTENTIONS OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS WITH RESPECT TO TENDERING SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction in which the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                                INSTRUCTION FORM

                           OFFER TO PURCHASE FOR CASH
                                       BY

                         INLAND STEEL INDUSTRIES, INC.
                                       OF
                  UP TO 25,500,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 20, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Inland Steel Industries, Inc. (the "Company") to purchase up to 25,500,000 shares of its common stock ($1.00 par value) (the "Shares") at a price not greater than $34.00 nor less than $30.00 per Share, net to the undersigned in cash, as specified by the undersigned, upon the terms and subject to the conditions of the Offer.

     The undersigned further acknowledge(s) that a tender of Shares pursuant to the Offer will include a tender of the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 25, 1997, between the Company and Harris Trust and Savings Bank, as the Rights Agent, and that no separate consideration will be paid for such Rights. For a description of the Rights, see Section 8 of the Offer to Purchase.

     The Company will determine a single price (not greater than $34.00 nor less than $30.00 per Share), net to the seller in cash, that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 25,500,000 Shares (or such lesser number of Shares as is validly tendered at prices not greater than $34.00 nor less than $30.00 per Share) and not withdrawn pursuant to the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

 [ ] If fewer than all Shares are to be tendered, please check this box and indicate below the aggregate number of Shares to be tendered by us.

                          ----------------------- Shares

     Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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

                                    ODD LOTS
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

[ ] By checking this box, the undersigned represent(s) that the undersigned owns beneficially an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Inland Steel Industries Thrift Plan, the Inland Steel Company Savings Plan and the Ryerson Tull Savings Plan) and is tendering all of such Shares.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

                              CONDITIONAL TENDERS
               (SEE INSTRUCTION 10 OF THE LETTER OF TRANSMITTAL)

     A tendering stockholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase, particularly in Section 6 thereof. Except as set forth in Section 6 of the Offer to Purchase, unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering stockholder's responsibility to calculate and appropriately indicate such minimum number of Shares, and each stockholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed unconditional.

              Minimum number of Shares
              that must be purchased,
              if any are purchased:
              --------------------------------------------------------------
              Shares

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
       A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED.

                              CHECK ONLY ONE BOX.

           IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                      THERE IS NO VALID TENDER OF SHARES.

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Inland Steel Industries, Inc. purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share of as low as $30.00.
                                       OR

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

  [ ] $30.00    [ ] $31.00    [ ] $32.00    [ ] $33.00    [ ] $34.00
  [ ] $30.125   [ ] $31.125   [ ] $32.125   [ ] $33.125
  [ ] $30.25    [ ] $31.25    [ ] $32.25    [ ] $33.25
  [ ] $30.375   [ ] $31.375   [ ] $32.375   [ ] $33.375
  [ ] $30.50    [ ] $31.50    [ ] $32.50    [ ] $33.50
  [ ] $30.625   [ ] $31.625   [ ] $32.625   [ ] $33.625
  [ ] $30.75    [ ] $31.75    [ ] $32.75    [ ] $33.75
  [ ] $30.875   [ ] $31.875   [ ] $32.875   [ ] $33.875

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

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

                                   SIGN HERE

Signature(s):
---------------------------------------
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Name(s):
-------------------------------------------
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                                 (Please Print)

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              (Taxpayer Identification or Social Security Number)

Address:
--------------------------------------------
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                              (Including Zip Code)

Area Code and Telephone Number:
-------------

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Date:
----------------------------------------- , 1998

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